UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 19, 2005

Great American Financial Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11632	06-1356481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code	(513) 333-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

        At the Registrant’s annual stockholder meeting on May 19, 2005, the Registrant’s stockholders approved the Great American Financial Resources, Inc. 2004 Stock Option Plan (the “Stock Option Plan”). The Stock Option Plan provides for the issuance of both incentive and non-qualified stock options to officers and key management personnel of the Registrant. A description of the Stock Option Plan was included in the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission for its 2005 annual meeting of stockholders.

        Also at the annual meeting, the Registrant’s stockholders approved amendments to the Great American Financial Resources, Inc. 1997 Directors Stock Option Plan (the “Directors Plan”). The amendments to the Directors Plan provide that non-employee directors receive options to purchase 20,000 shares of Registrant common stock upon initial appointment or election to the Registrant’s Board of Directors. Before the amendments, non-employee directors received options to purchase 10,000 shares of Registrant common stock upon initial appointment or election to the Board. The amendments also provide for an immediate grant of options for an additional 10,000 shares of Registrant common stock to the Registrant’s existing non-employee directors. A description of the amendments to the Directors Plan was included in the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission for its 2005 annual meeting of stockholders.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 23, 2005	GREAT AMERICAN FINANCIAL RESOURCES, INC. BY: /s/Mark F. Muething ——————————————————— Mark F. Muething Executive Vice President, General Counsel and Secretary